                                                                    EXHIBIT 4.09


                        TSI INTERNATIONAL SOFTWARE LTD.

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------


          This Stock Option Agreement (this "AGREEMENT") is made and entered into as of the Date of Grant set forth below (the "DATE OF GRANT") by and between TSI International Software Ltd., a Delaware corporation (the "COMPANY"), and the Optionee named below ("OPTIONEE").


OPTIONEE:
SOCIAL SECURITY NUMBER:
OPTIONEE'S ADDRESS:

TOTAL OPTION SHARES:
EXERCISE PRICE PER SHARE:
DATE OF GRANT:
VESTING START DATE:
EXPIRATION DATE:


         1.   GRANT OF OPTION.  The Company hereby grants to Optionee a
              ---------------
nonqualified stock option (this "OPTION") to purchase up to the total number of shares of Common Stock of the Company set forth above as Total Option Shares (collectively, the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Company's 1997 Equity Incentive Plan, as adopted May 8, 1997 and as may be amended in accordance with its terms.

         2.   VESTING; EXERCISE PERIOD.
              ------------------------

              2.1      Vesting of Right to Exercise Option.  This Option shall
                   -----------------------------------
become vested and exercisable as to portions of the Shares as follows: (a) this Option shall not vest nor be exercisable with respect to any of the Shares until ____________ (the "FIRST VESTING DATE"); (b) if Optionee has continuously provided services to the Company or any Subsidiary or Parent of the Company from the Date of Grant through the First Vesting Date and has not been Terminated on or before the First Vesting Date, then on the First Vesting Date this Option shall vest and become exercisable as to twenty five percent (25%) of the Shares; and (c) thereafter on the first day of each month, so long as Optionee continuously provides services to the Company or any Subsidiary or Parent of the Company and is not Terminated, this Option shall vest and become exercisable as to an additional 1/48th (0.02833333) of the Shares; provided that this Option
                                                    --------
shall in no event ever vest and become exercisable with respect to more than 100% of the Shares.

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement


              2.2      Expiration.  This Option shall expire on the Expiration
                       ----------
Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3 below.

         3.   TERMINATION.
              -----------

              3.1      Termination for Any Reason Except Death, Disability or
                       ------------------------------------------------------
Cause. If Optionee is Terminated for any reason, except Optionee's death,
------
Disability or Cause, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of Termination, may be exercised by Optionee no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

              3.2      Termination Because of Death or Disability.  If Optionee
                       ------------------------------------------
is Terminated because of the death or Disability of Optionee (or if Optionee dies within three (3) months following Termination other than for Cause or because of Optionee's Disability), then this Option, to the extent that it is exercisable by Optionee on the date of Termination, may be exercised by Optionee (or Optionee's legal representative or authorized assignee) no later than twelve
(12) months after the date of Termination, but in any event no later than the Expiration Date.

              3.3      Termination for Cause.  If Optionee is determined by the
                       ---------------------
Board of Directors of the Company (the "BOARD") to have committed an act of theft, embezzlement, fraud, dishonesty, or a breach of fiduciary duty to the Company or its Parent or Subsidiary ("CAUSE"), this Option shall expire on the date of Termination.

              3.4      No Obligation to Employ.  Nothing in this Agreement shall
                       -----------------------
confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company, or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Optionee's employment or other relationship at any time, with or without Cause.

         4.   MANNER OF EXERCISE.
              ------------------

              4.1      Stock Option Exercise Agreement.  To exercise this
                       -------------------------------
Option, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A, or in such other form as may be approved by the Company
          ---------
from time to time (the "EXERCISE AGREEMENT"), which shall set forth, inter alia,
                                                                     ----- ----
Optionee's election to exercise this Option, the number of Shares being purchased, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement

              4.2      Limitations on Exercise.  This Option may not be
                       -----------------------
exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.

              4.3      Payment.  The Exercise Agreement shall be accompanied by
                       -------
full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

    (a)  by cancellation of indebtedness of the Company to the Optionee;

    (b)  by surrender of shares of the Company's Common Stock that: (1) either
         (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by Optionee in the open public market; and (2) are clear of all liens,
                                                ---
         claims, encumbrances or security interests;

    (c) by waiver of compensation due or accrued to Optionee for services rendered;

    (d) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin" commitment from Optionee and a NASD
                  --
         Dealer whereby Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

    (e)  by any combination of the foregoing.

              4.4      Tax Withholding.  Prior to the issuance of the Shares
                       ---------------
upon exercise of this Option, Optionee must pay or provide for any applicable federal or state withholding obligations of the Company. If the Compensation Committee of the Board (the "COMMITTEE") permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares issuable upon exercise.

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement


              4.5      Issuance of Shares.  Provided that the Exercise Agreement
                       ------------------
and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

    5.        COMPLIANCE WITH LAWS AND REGULATIONS.  The exercise of this Option
              ------------------------------------
and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange to effect such compliance.

    6.        NONTRANSFERABILITY OF OPTION.  This Option may not be transferred
              ----------------------------
in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

    7.        TAX CONSEQUENCES.  Set forth below is a brief summary as of the
              ----------------
Date of Grant of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              7.1      Exercise of Nonqualified Stock Option.  There may be a
                       -------------------------------------
regular federal income tax liability upon the exercise of this Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

              7.3      Disposition of Shares.  If the Shares are held for more
                       ---------------------
than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of this Option then any gain realized on disposition of the Shares will be treated as long term capital gain for federal income tax purposes.

    8.        PRIVILEGES OF STOCK OWNERSHIP.  Optionee shall not have any of the
              -----------------------------
rights of a stockholder with respect to any Shares until Optionee exercises this Option and pays the Exercise Price.

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement

    9.        MODIFICATION, EXTENSION AND RENEWAL.  The Committee shall have the
              -----------------------------------
power to modify, extend or renew this Option and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any option previously granted.

    10.       ADJUSTMENT OF OPTION SHARES.  In the event that the number of
              ---------------------------
outstanding shares of Common Stock of the Company is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Price and number of Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

    11.       CORPORATE TRANSACTIONS.
              ----------------------

              11.1     Assumption or Replacement of Awards by Successor.  In the
                       ------------------------------------------------
event of

          (a) a dissolution or liquidation of the Company;

          (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned
                       ----- ----
subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and this Option is assumed, converted or replaced by the surviving corporation, which assumption will be binding on the Optionee);

          (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges with the Company in such merger, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company;

          (d) the sale of all or substantially all of the assets of the Company; or

          (e) the acquisition, sale or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction;

this Option will automatically vest for one additional year and may also be assumed, converted or replaced by the surviving corporation (if any), which assumption, conversion or replacement will be binding on the Optionee. The Committee may also, in its sole discretion, provide for additional accelerated vesting of this Option. In lieu of assuming, converting or replacing this

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement

Option, the surviving corporation may substitute an equivalent equity incentive award or provide substantially similar consideration to the Optionee as was provided to stockholders (after taking into account the existing provisions of this Option and the one year additional vesting). The surviving corporation may also issue, in place of outstanding Shares of the Company held by the Optionee, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee. In the event such surviving corporation (if any) refuses to assume or substitute this Option, as provided above, pursuant to a transaction described in this Subsection 11.1, this Option will automatically vest for one additional year and will expire on such transaction at such time and on such conditions as the Committee will determine, provided, however, that the Committee may, in its sole discretion, provide for additional accelerated vesting of this Option. If this Option is so accelerated and is not exercised prior to the consummation of the corporate transaction, it shall terminate.

              11.2      Other Treatment of Equity Awards.  Subject to any
                        --------------------------------
greater rights granted to the Optionee under the foregoing provisions of this
Section 11, in the event of the occurrence of any transaction described in
Section 11.1, this Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

    12.       INTERPRETATION.  Any dispute regarding the interpretation of this
              --------------
Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

    13.       ENTIRE AGREEMENT.  This Agreement and the Exercise Agreement
              ----------------
constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

    14.       NOTICES.  Any notice required to be given or delivered to the
              -------
Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

    15.       SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights
              ----------------------
under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

                                                 TSI International Software Ltd.
                                                       Nonqualified Stock Option
                                                                       Agreement

         16.  GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the internal laws of the State of Connecticut, without regard to that body of law pertaining to choice of law or conflict of law.


         17.  ACCEPTANCE.  Optionee hereby acknowledges receipt of a copy of
              ----------
this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts this Option subject to all the terms and conditions of this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

TSI INTERNATIONAL SOFTWARE LTD.     OPTIONEE


By:
   ---------------------------      --------------------------
                                    (Signature)

------------------------------
(Please print name)


------------------------------
(Please print title)

                                   EXHIBIT A
                                   ---------


                        STOCK OPTION EXERCISE AGREEMENT


                                 (not filed)